U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2007

SKRM Interactive Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24370	33-0611748
(Commission File No.)	(IRS Employer Identification No.)

11637 Orpington Street
Orlando, Florida 32817
(407) 207-0400
(Address and telephone number of principal executive offices and place of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2007, SKRM Interactive, Inc. (the “Company”), Jeffrey Martin, Sector 10 Services-USA, Inc. (“Sector 10 Services”), Sector 10 Holdings, Inc. (“Sector 10 Holdings”) and the Pericles DeAvila Institute for Humanitarian Studies (the “Deavila Institute”) entered into a Stock Exchange Agreement (the “Exchange Agreement”) setting forth the terms and conditions upon which the Company and the other parties thereto propose to consummate a stock exchange transaction pursuant to which Sector 10 Holdings and the Deavila Institute would transfer to the Company 75% of the issued and outstanding shares of common stock of Sector 10 Services in exchange for (i) the Company’s issuance and delivery to Sector 10 Holdings and the Deavila Institute of 47,058,824 and 2,941,176 newly-issued shares of the Company’s common stock (the “Common Stock”), respectively, and (ii) Mr. Martin’s transfer and delivery to Sector 10 Holdings and the Deavila Institute of 14,117,674 and 882,353 outstanding shares of Common Stock, respectively (collectively, the “Sector 10 Transaction”).

The Exchange Agreement contemplates that the Sector 10 Transaction will be consummated following the Company obtaining approval of a majority of its shareholders to amend the Company’s Certificate of Incorporation in order to increase the authorized capital of the Company to a total of 200,000,000 shares of capital stock, consisting of 199,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. The consummation of the Sector 10 Transaction is also subject to the completion or waiver of other closing conditions, such as the delivery of certificates evidencing the shares of Common Stock and the common stock of Sector 10 Services to be issued, transferred or delivered, as applicable, pursuant to the terms of the Exchange Agreement, delivery of officers’ certificates confirming the accuracy of certain statements set forth in the Exchange Agreement and the delivery of certificates of good standing issued by the appropriate state governmental authorities confirming the good standing of the applicable party under the laws of the jurisdiction of its incorporation.

The Exchange Agreement also contains representations and warranties of the Company, on the one hand, and Sector 10 Services and the Deavila Institute, on the other hand, regarding the business operations and financial condition of the Company and Sector 10 Services, respectively. The Exchange Agreement also obligates the Company, Sector 10 Services and the Deavila Institute to indemnify other parties to the Exchange Agreement for claims arising out of misrepresentation or breach of any of the warranties, representations or covenants set forth in the Exchange Agreement.

The foregoing summary of the transactions contemplated by the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement. The transactions described in the Exchange Agreement remain subject to the satisfaction of conditions set forth therein, including the approval by the holders of a majority of the issued and outstanding shares of Common Stock of the proposal to increase the number of authorized shares of the Company’s capital stock, as discussed above. There can be no assurance that the Company’s shareholders will approve such a proposal, that the Company, Sector 10 Services, Sector 10 Holdings and the Deavila Institute will be successful in their efforts to consummate the transactions contemplate by the Exchange Agreement, or that, if such transactions are consummated, they will be consummated on identical terms to those set forth above.

ABOUT SECTOR 10 SERVICES

Sector 10 Services seeks to become a leading provider of pre-deployed emergency life response equipment across a number of major metropolitan areas located in the United States. The core focus of Sector 10 Services is on developing and marketing first response solutions, utilizing two lines of patented products, Mobile Response Units (“MRU”) and Stationary Response Units (“SRU”). Sector 10 Services intends to position its product offerings to market and address the city-centric emergency needs of larger metropolitan areas with the Pericles LogiX System. The Pericles LogiX System is a structured and integrated emergency solution designed to pre-deploy emergency and disaster response equipment in multi-story residential and commercial buildings. Sector 10 Services is the exclusive provider of the Pericles LogiX System in the United States. Sector 10 also offers the SRU and MRU product lines, which are designed to provide emergency safety services in large metropolitan areas. Sector 10 has completed development and production of the initial MRU product, has commenced test marketing and sales of the units.
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SECTOR 10 PRODUCTS/SERVICES

Sector 10’s core focus is on first response solutions, utilizing its MRU and SRU products. Sector 10 believes both product lines represent significant advances in emergency response systems and evacuation aids. In addition to marketing and sale of the MRU and SRU products, Sector 10 intends to provide replenishment & maintenance, services customer service and education and training services to purchasers of the MRU and SRU products. In an effort to expand its marketing and sales efforts, Sector 10 proposes to increase product sales by facilitating financial arrangements through private or municipal financing sources.

Major markets identified by Sector 10 include Multi-Story Buildings, Construction/Industrial Sites, Schools, Hospitals and Hazmat/Decontamination First Responder Teams

The multi-story building market is the initial target market for Sector 10. Sector 10 intends to focus the promotion of MRU and SRU products to multi-story building owners, managers and tenants. In particular, Sector 10 intends to target the top 20 building managers in the UNITED States. Sector 10 believes there are over 6 million buildings in the United States, of which approximately 943,000 are over 7 stories and 400,000 are skyscrapers. Sector 10 believes the large number of multi-story buildings in the United States creates an attractive marketing opportunity.

SECTOR 10 COMPETITION

Sector 10 is not aware of any direct competition for the MRU product line. Sector 10 has not identified any enterprise currently manufacturing or marketing a pre-packaged, pre-deployable emergency response unit. Within the market Sector 10 has identified above, Sector 10 intends to provide a new channel of distribution in the emergency response market. The distributors of the thousands of existing medical safety and communications products are potential customers of Sector 10 because the MRU is a new way to communicate, store, deliver, deploy and stage emergency relief and products. Those who specialize in safety and emergency products are typically a division or subsidiary of a larger organization.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company, Sector 10 Services, Sector 10 Holdings and the Deavila Institute to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company and Sector 10 Services; the Company’s limited financial resources (even if the proposed transaction is consummated); the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company and Sector 10 Services to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Registrant sold a total of 50,000,000 shares of common stock, pursuant to the Exchange Agreement as follows:

Sector 10 Holdings:  47,058,824
Deavila Institute:  2,941,176

There was no underwriter involved in this transaction. The shares were sold pursuant to the Exchange Agreement for 75% of the shares of Sector 10 Holdings pursuant to an exception from registration, as contemplated by Section 4(2) of the Securities Act of 1933, as amended.

Section 5 -- Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of September 17, 2007, the following have resigned as executive officers and directors of the Company:

Charles Camorata	President and Director
Karen Aalders	Secretary and Director

Each of Mr. Camorata and Ms. Aalders has stated in his or her respective resignation letter that his or her resignation does not in any way imply or infer that there is any dispute or disagreement between such individual and the Company relating to the Company’s operations, policies or practices.

Each of Mr. Camorata and Ms. Aalders has been provided a copy of the disclosure set forth in this Report, no less that the day the Company is filing this Report with the Commission. Each of Mr. Camorata and Ms. Aalders will be given an opportunity to furnish the Company with a letter or response, that he or she agrees with the statements made by the Company in this Section 5.02, and if not, stating the respects in which he or she does not agree.

The following individuals have been appointed as directors of the Company, effective as of September 17, 2007, to the positions indicated:
Name	Age	Position
Pericles DeAvila, President	37	President and Director
Alan Rouleau	47	Vice-President and Director
Cristy A. DeAvila	39	Secretary/Treasurer

Pericles DeAvila, President and Director
Pericles DeAvila has served as the President and Chief Executive Officer of Sector 10 Services and Sector 10 Holdings since 2002, and is the inventor of the Pericles LogiX System and the MRU and SRU products. He has had entrepreneurial experience nationally and internationally. His experience in leading large groups of people was expanded when he continued his construction experience as the commercial/industrial construction manager for 11 years on large projects in Silicon Valley CA and in the Seattle WA area. In 1991 Mr. DeAvila was a co-founder of Dagcon General Construction, a 375-employee subcontractor in the San Francisco area in the mid 1990’s. Mr. DeAvila organized a team of architectural, engineering minds to convert existing residential construction methods into new construction technologies. These efforts lead to the construction of metal frame residential homes in the Bay Area. After moving to the State of Washington in 1994, Mr. DeAvila founded DeAvila Homes in 1995, a condominium development company in Seattle WA. Mr. DeAvila is fluent in Portuguese, Italian, French, Spanish, as well as English. He is the recipient of a Congressional National Leadership Award and was appointed as special advisor to the Chairman of the Congressional Committee on the Business Advisory Council.

Alan Rouleau, Vice President and Director
Alan Rouleau is a construction industry professional in Seattle, WA. Mr. Rouleau has more than 25 years of multifaceted experience in the leadership of business and construction operations. He is an accomplished, successful professional in major program/general management roles over teams of eight plus professionals. He was the founder of a drywall company in 1984 that serviced the residential and light commercial industry in the Manchester, NH area. Mr. Rouleau has worked on projects such as the Adobe Waterfront, an architectural design project in the Seattle area. He also led a team of more than one hundred construction professionals responsible for construction and scheduling for a two-year contract at Safeco Field in Seattle, WA. Mr. Rouleau’s experience includes the development and implementation of safety plans in multiple construction scenarios. This process includes assessment, accident prevention, designating competence training and resource allocation to help companies become more profitable by implementing practical safety plans. Mr. Rouleau served in the US Marine Corps from 1978-1982. Mr. Rouleau is an avid sportsman and globe trekker. He has traveled to 39 countries and has climbed some of the world’s largest mountains, such as Mt. Kenya in Africa and Mont Blanc in Europe. He is fluent in French.

Cristy A. DeAvila, Secretary/Treasurer and Director
Ms. DeAvila is a technology professional possessing a comprehensive knowledge of telecommunications and data convergence industry trends to enhance business processes. She is an experienced liaison between regulators, vendors, commercial customers and international business owners. From 2003 until 2007, she served as the Vice President of United Carrier Network, Inc., a telecommunications company located in Bluffdale, Utah, with responsibility for oversight of a 120 million dollar budget. From 1999 until 2003, Ms. DeAvila was a homemaker. From 1998 until 1999, Ms. DeAvila was Director of Long Distance Services for McLeod USA Communications, Inc. She had corporate responsibility for contract negotiations and vendor/sales relationships. She provided technical expertise and support for product development. Ms. DeAvila managed six departments of network administration including project development, traffic engineering, provisioning, private line optimization, line costs and vendor relations. She had line cost responsibility of $15 million per month and was able to institute a cost reduction program resulting in a $3.5 million savings to the company. From 1990 until 1998, Ms. DeAvila was the Director of Network Services for Access Communications, Inc., where she had responsibility for contract negotiations, vendor/sales relationships and product and sales support for technical, pricing and costing requirements. Ms. DeAvila is the spouse of Pericles DeAvila.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements - to be filed by amendment

(b)	Pro forma financial information - to be filed by amendment

(c)	Exhibits

Exhibit 10.1
Stock Exchange Agreement, dated September 12, 2007, by and among SKRM Interactive, Inc., Jeffrey Martin, Sector 10 Services - USA, Inc., Sector 10 Holdings, Inc. and the Pericles DeAvila Institute for Humanitarian Studies

Exhibit 17.1	Resignation Letter of Charles Camorata
Exhibit 17.2	Resignation Letter of Karen Aalders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2007
SKRM Interactive Inc. By: Pericles DeAvila Pericles DeAvila, President